Exhibit 5.1

October 17, 2025

Westwater Resources, Inc.

6950 South Potomac Street

Suite 300

Centennial, Colorado 80112

Ladies and Gentlemen:

We have acted as counsel to Westwater Resources, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale, from time to time, of the shares of common stock, $0.001 par value per share of the Company (the “ATM Shares”), having an aggregate offering price of up to $75,000,000 through H.C. Wainwright & Co., LLC as the sales agent (the “Manager”), to be issued pursuant to the Company’s effective registration statement on Form S-3 (No. 333-280685) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, on July 3, 2024, and Pre-Effective Amendment No.1 thereto, filed with the Commission on August 26, 2024 (the “Registration Statement” and the base prospectus that was contained in the Registration Statement when it was filed is hereinafter referred to as the “Base Prospectus”) and declared effective by the Commission on August 29, 2025, relating to the public offering of the ATM Shares (the “Offering”) as set forth in the prospectus supplement, dated March 21, 2025 and filed with the Commission on March 21, 2025 pursuant to Rule 424(b)(5) promulgated under the Securities Act (the “Prospectus Supplement”), and in the prospectus supplement, dated October 17, 2025 and filed with the Commission on October 17, 2025 pursuant to Rule 424(b)(5) promulgated under the Securities Act (the “Prospectus Sticker” and collectively with the Prospectus Supplement and Base Prospectus, the “Prospectus”). All of the ATM Shares are to be sold by the Company pursuant to the At the Market Sales Agreement, dated August 30, 2024, between the Manager and the Company (the “Sales Agreement”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement other than as to the valid issuance of the ATM Shares.

As the basis for the opinion hereinafter expressed, we have examined such statutes, including the Delaware General Corporation Law (the “DGCL”), corporate records and documents of the Company, certificates of officers of the Company and public officials, and other instruments and documents as we deemed relevant or necessary for the purposes of the opinion set forth below, including, but not limited to:

1.            the Registration Statement, including the Prospectus;

2.            the Sales Agreement;

3.            the Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on May 6, 2004, as amended by the Certificate of Amendment filed April 4, 2006, the Certificate of Amendment filed January 22, 2013, the Certificate of Amendment filed March 7, 2016, the Certificate of Amendment filed August 16, 2017, the Certificate of Amendment filed April 18, 2019, and the Certificate of Amendment filed May 31, 2024, and certified by the Secretary of State of the State of Delaware;

4.            the Amended and Restated Bylaws of the Company, effective as of March 18, 2024 (the “Bylaws”), certified by the Corporate Secretary of the Company as being in full force and effect on the date hereof; and

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Westwater Resources, Inc. October 17, 2025 Page 2

5.            resolutions, minutes of meetings, and corporate records of actions taken by the Board of Directors of the Company (the “Board”) and committees thereof, as furnished and certified to us by the Company.

In making our examination, we have assumed (i) that all signatures on documents examined by us are genuine; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity with the original documents of all documents submitted to us as certified, conformed, electronic or photostatic copies; (iv) that each individual signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (v) that each individual signing in a representative capacity any document reviewed by us had legal capacity to sign in such capacity; (vi) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed; (vii) that the Registration Statement, Prospectus and the organizational documents of the Company, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinion rendered herein; and (viii) the accuracy, completeness and authenticity of certificates of public officials.

In connection with the opinion hereinafter expressed, we have also assumed that: (i) the ATM Shares will be issued and sold in compliance with federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement; and (ii) all corporate or other action required to be taken by the Company to duly authorize the issuance of the ATM Shares and the terms of the offering thereof, and any related documentation (including the execution, delivery and performance of the Sales Agreement and ATM Shares, and any related documentation referred to in our opinion set forth below) shall have been duly completed and shall remain in full force and effect.

Based on the foregoing and on such legal considerations as we deem relevant, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein and in reliance on the statements of fact contained in the documents we have examined, we are of the opinion that, when the Sales Agreement shall have been duly executed and delivered by the respective parties thereto, the ATM Shares to be offered and sold by the Company have been duly authorized and, when duly executed, authenticated, delivered, and sold by the Company against payment in full of the consideration for the ATM Shares in accordance with the terms set out in the Prospectus Supplement and the terms in the Sales Agreement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited solely and in all respects to the DGCL and the federal laws of the United States of America that, in our experience, are applicable to transactions of the type contemplated by the Sales Agreement, and we express no opinion as to the laws of any other jurisdiction. We express no opinion as to any matter other than as expressly set forth above, and no other opinion is intended to be implied or inferred herefrom. The opinion expressed herein is given as of the date hereof and we undertake no obligation hereby and disclaim any obligation to advise you of any change in law, facts or circumstances occurring after the date hereof pertaining to any matter referred to herein.

This opinion is provided as a legal opinion only, effective as of the date of this letter, and not as representations of fact. We understand that you have made such independent investigations of the facts as you deemed necessary, and that the determination of the extent of those investigations that are necessary has been made independent of this opinion letter.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed on October 17, 2025. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Holland & Hart LLP